COLLECTIVE BANCORP, INC.
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                                                               Three Months Ended                     Nine Months Ended
                                                                    March 31                               March 31
PRIMARY                                                     1996                 1995               1996             1995
                                                        ----------------------------------      -------------------------------
EARNINGS:
  Net income                                             $13,523,486          $12,950,190         $39,841,366      $43,916,721
                                                        ==================================      ===============================

SHARES:
  Weighted average number of
    common shares outstanding                             20,185,571           20,292,000          20,162,006       20,277,000

  Assuming  exercise of options reduced by the
    number of shares which could have
    been purchased with the proceeds from exercise
    of such options (1)                                      272,182              271,121             284,511          290,836
                                                        ----------------------------------      -------------------------------

  Weighted average number of common
     shares outstanding as adjusted                       20,457,753           20,563,121          20,446,517       20,567,836
                                                        ==================================      ===============================

Primary earnings per share of
  common stock                                                 $0.66                $0.63               $1.95            $2.14
                                                        ==================================      ===============================



ASSUMING FULL DILUTION
EARNINGS:
  Net income                                             $13,523,486          $12,950,190         $39,841,366      $43,916,721
                                                        ==================================      ===============================

SHARES:
  Weighted average number of
    common shares outstanding                             20,185,571           20,292,000          20,162,006       20,277,000

  Assuming  exercise of options reduced by the
    number of shares which could have
    been purchased with the proceeds from exercise
    of such options (2)                                      272,209              271,121             286,797          290,836
                                                        ----------------------------------      -------------------------------

  Weighted average number of common
     shares outstanding as adjusted                       20,457,780           20,563,121          20,448,803       20,567,836
                                                        ==================================      ===============================

Primary earnings per share of
  common stock                                                 $0.66                $0.63               $1.95            $2.14
                                                        ==================================      ===============================

(1) Assumes the proceeds obtained from the exercise of options were used to purchase common shares at the average market price during the quarter.

(2) Assumes the proceeds obtained from the exercise of stock options were used to purchase common shares at the market price at the close of the quarter if such price was higher than the average price during the quarter.
